                                                                    EXHIBIT 11.1

                          NEXSTAR PHARMACEUTICALS, INC.

                        COMPUTATION OF EARNINGS PER SHARE



                                               Three Months Ended               Nine Months Ended
                                                  September 30,                   September 30,
                                          ----------------------------    ----------------------------
                                              1997            1996            1997            1996
                                          ------------    ------------    ------------    ------------
PRIMARY:
Net income (loss)                         $(22,019,000)   $  2,746,000    $(40,003,000)   $ (7,587,000)
                                          ============    ============    ============    ============

Applicable common shares:
Weighted average shares outstanding
    during the period                       26,524,000      26,361,000      26,465,000      25,913,000
Shares assumed issued for warrants                  --       1,185,000              --              --
Shares assumed issued for stock options             --       1,900,000              --              --
Less:  treasury stock assumed purchased             --      (1,316,000)             --              --
                                          ------------    ------------    ------------    ------------
Total                                       26,524,000      28,130,000      26,465,000      25,913,000
                                          ============    ============    ============    ============

Net income (loss) per common share        $      (0.83)   $       0.10    $      (1.51)   $      (0.29)
                                          ============    ============    ============    ============



FULLY DILUTED:
Net income (loss)                         $(22,019,000)   $  2,746,000    $(40,003,000)   $ (7,587,000)
                                          ============    ============    ============    ============

Applicable common shares:
Weighted average shares outstanding
    during the period                       26,524,000      26,361,000      26,465,000      25,913,000
Shares assumed issued for warrants                  --       1,185,000              --              --
Shares assumed issued for stock options             --       1,900,000              --              --
Less:  treasury stock assumed purchased             --      (1,214,000)             --              --
                                          ------------    ------------    ------------    ------------

Total                                       26,524,000      28,232,000      26,465,000      25,913,000
                                          ============    ============    ============    ============

Net income (loss) per common share        $      (0.83)   $       0.10    $      (1.51)   $      (0.29)
                                          ============    ============    ============    ============